As filed with the Securities and Exchange Commission on December 4, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

The Great Atlantic & Pacific Tea Company, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	13-1890974
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Two Paragon Drive
Montvale, New Jersey 07645
(201) 573-9700
(Address of principal executive offices)
__________________________________________

A&P-Pathmark Amended & Restated 2000 Employee Equity Plan
A&P-Pathmark Amended & Restated 2000 Non-Employee Directors Equity Plan
(Full title of the plans)
___________________________________________

Allan Richards
Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary
The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
(201) 573-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

With copies to:
John Schuster, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

__________________________________________

CALCULATION OF REGISTRATION FEE
		Proposed maximum	Proposed maximum
Title of	Amount to be	offering price	aggregate offering	Amount of
securities to be registered	registered(1) (2)	per share(3)	price(3)	registration fee

Common Stock, $1.00 par value per share	12,294,118(4)	$30.29	$372,388,834.22	$11,432.34

(1)	There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.

(2)	In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Stock of The Great Atlantic & Pacific Tea Company, Inc. on November 30, 2007, which was $30.29 per share, as reported on the New York Stock Exchange.

(4)	Represents 12,294,118 shares of Common Stock reserved for future issuance under the A&P-Pathmark Amended & Restated 2000 Employee Equity Plan and the A&P-Pathmark Amended & Restated 2000 Non-Employee Directors Equity Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      Plan Information.*

ITEM 2.      Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by The Great Atlantic & Pacific Tea Company, Inc. (“A&P,” the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference into this Registration Statement:

     A&P’s Quarterly Reports on Form 10-Q (File No. 1-04141) for the fiscal quarter ended June 16, 2007, as filed with the Commission on July 25, 2007 and for the fiscal quarter ended September 8, 2007, filed with the Commission on October 17, 2007.

     A&P’s Annual Report on Form 10-K (File No. 1-04141) for the fiscal year ended February 24, 2007, filed with the Commission on April 25, 2007.

     A&P’s Current Reports on Form 8-K (File No. 1-04141) filed on February 28, 2007, March 5, 2007, March 6, 2007, March 14, 2007, April 20, 2007, April 26, 2007, May 7, 2007, May 21, 2007, May 31, 2007, June 21, 2007, June 25, 2007, July 16, 2007, July 23, 2007, August 8, 2007, August 24, 2007, September 19, 2007, September 20, 2007, October 22, 2007, October 24, 2007, November 6, 2007, November 7, 2007, November 8, 2007, November 19, 2007, November 26, 2007, November 30, 2007 and December 4, 2007.

A&P’s Proxy Statement on Schedule 14A (File No. 1-04141) filed May 25, 2007.

     The description of A&P’s Common Stock contained in our Form S-4 (File No. 333-143212) filed May 24, 2007, including any further amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

     The description of the Registrant’s Common Stock to be issued pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation may indemnify any director or officer made or threatened to be made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Under the MGCL, reasonable expenses may be advanced to a present or former director, or to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director, unless limited by the charter. Advances of reasonable expenses to directors, officers, employees and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors, by contract, or upon a determination that indemnification is proper made by the board of directors, special legal counsel or the stockholders as described below. The director, officer, employee or agent must give to the corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking providing that if it is ultimately determined that the standard of conduct has not been met, the director, officer, employee or agent will repay the amount advanced.

     Under the MGCL, unless limited by a corporation’s charter, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct required under the MGCL or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. The A&P charter does not contain provisions limiting such indemnification. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     The MGCL also provides that, where indemnification is permissible, it must be authorized for a specific proceeding after a determination has been made that indemnification of the director or officer is permissible in the circumstances because the director or officer has met the standard of conduct described above. Such determination must be made (1) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of one or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors), (2) by special legal counsel selected by the board of directors or by a committee of the board of directors by vote as set forth in the preceding subsection (1) (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (3) by a vote of the stockholders other than those stockholders who are directors or officers and a party to the proceedings. The MGCL provides that the indemnification and advancement of expenses provided under the MGCL are not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise.

     The MGCL also requires a corporation (unless its charter provides otherwise, which A&P’s charter does not) to indemnify reasonable expenses for a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. In addition, the MGCL provides that a corporation may not indemnify a director or officer or advance expenses for a proceeding brought by that director or officer against the corporation, except for a proceeding brought to enforce indemnification, or unless the charter, bylaws, resolution of the board of directors, or an agreement approved by the board of directors expressly provides otherwise.

     A&P’s charter provides that A&P shall indemnify and advance expenses to any person who is or was a director or officer of A&P to the maximum extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such person’s service as a director or officer of either A&P or of another organization at A&P’s request. A&P’s charter also provides that A&P shall indemnify any person who is or was an employee or agent of A&P as and to the extent required by law and may, as authorized at any time by general or specific action of the Board of Directors, further indemnify such individuals to the maximum extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such person’s service in such capacity to A&P or to another organization at A&P’s request.

     The rights of indemnification provided in A&P’s charter are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the charter authorizes A&P to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of A&P or who is or was serving at the request of A&P as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not A&P would have the power to indemnify him under the provisions of the MGCL or otherwise.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.      EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E 1 of this Registration Statement (the “Index”), which Index is incorporated herein by reference.

ITEM 9.      UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 3, 2007.

The Great Atlantic & Pacific Tea Company, Inc.

By:	/s/ Eric Claus
Name: Eric Claus
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 3, 2007. Each person whose signature appears below hereby appoints Allan Richards and Chris McGarry, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title

/s/ Christian W. E. Haub	Executive Chairman and Director
Name: Christian W. E. Haub

/s/ John D. Barline	Director
Name: John D. Barline

/s/ Dr. Jens-Jurgen Böckel	Director
Name: Dr. Jens-Jurgen Böckel

/s/ Bobbie Andrea Gaunt	Director
Name: Bobbie Andrea Gaunt

/s/ Dr. Andreas Guldin	Director
Name: Dr. Andreas Guldin

/s/ Dan Plato Kourkoumelis	Director
Name: Dan Plato Kourkoumelis

/s/ Edward Lewis	Director
Name: Edward Lewis

/s/ Maureen B. Tart-Bezer	Director
Name: Maureen B. Tart-Bezer

/s/ Brenda M. Galgano	Senior Vice President, Chief Financial Officer
Name: Brenda M. Galgano

/s/ Melissa E. Sungela	Vice President, Corporate Controller
Name: Melissa E. Sungela	(Chief Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among The Great Atlantic & Pacific Tea Company,
Inc., Sand Merger Corp. and Pathmark Stores, Inc., dated as of March 4, 2007 (incorporated herein by reference to Annex A to the joint proxy statement/prospectus which is part of the
Amended Registration Statement on Form S-4 filed on October 9, 2007).

3.1	Amended and Restated Charter of The Great Atlantic & Pacific Tea Company, Inc. (incorpo-
rated herein by reference to Exhibit 3.1 to Form 8-K filed on November 8, 2007).

3.2	By-Laws of The Great Atlantic & Pacific Tea Company, Inc., as amended and restated through
December 3, 2007 (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on December 4, 2007).

4.1	Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The
Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yu-
caipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP
(incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 6, 2007).

4.2	Yucaipa Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic
& Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American
Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on March 5, 2007).

4.3	Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pa-
cific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on March 5, 2007).

4.4	A&P-Pathmark Amended & Restated 2000 Employee Equity Plan.

4.5	A&P-Pathmark Amended & Restated 2000 Non-Employee Directors Equity Plan.

5.1	Opinion of McGuireWoods LLP regarding legality of common stock being registered.

10.1	Pathmark Stores, Inc. Stockholder Voting Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I,
LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I,
LP (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on March 5, 2007).

23.1	Consent of McGuireWoods LLP (included as part of its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for
The Great Atlantic & Pacific Tea Company, Inc.

23.3	Consent of Independent Auditors from Ernst & Young LLP

24.1	Power of Attorney (included on signature page to this registration statement).

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